Exhibit 31.2

SUMMIT GLOBAL LOGISTICS, INC.
SECTION 302 CERTIFICATION

I, Paul Shahbazian, certify that:

1. I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K/A of Summit Global Logistics, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 19, 2007

/s/ Paul Shahbazian
Chief Financial Officer